Exhibit 5.1

                              SoftNet Systems, Inc.
                         650 Townsend Street, Suite 225
                        San Francisco, California 94103



                                 March 23, 2000

SoftNet Systems, Inc.
650 Townsend Street, Suite 225
San Francisco, California 94103

     Re: Registration Statement No. 333- ; 3,866,505 shares of Common Stock

Ladies and Gentlemen:

                  The undersigned is Assistant General Counsel to SoftNet Systems, Inc., a Delaware corporation (the "Company"), and has acted as counsel to the Company in connection with the registration of 3,866,505 shares of the Company's common stock, par value $0.01 per share (the "Shares"), available for issuance under the Company's Amended 1998 Stock Incentive Plan (the "Plan"), under the Securities Act of 1933, as amended, by the Company on Form S-8 filed with the Securities and Exchange Commission on March 23, 2000 (the "Registration Statement").

                  In my capacity as counsel in connection with such registration, I am familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, I have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to my satisfaction of such documents, corporate records and instruments, as I have deemed necessary or appropriate for purposes of this opinion.

                  In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies.

                  I am opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder, and I express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

                  Subject to the foregoing and in reliance thereon, it is my opinion that the Shares have been duly authorized and, upon the issuance and sale of the Shares, each in the manner contemplated by the Registration Statement and in accordance with the terms of the Plan, the Shares will be legally and validly issued, fully paid and nonassessable.

                  I consent to your filing this opinion as an exhibit to the Registration Statement.

                               Very truly yours,

                               /s/ Jason G. Wilson
                               -----------------------------
                               Jason G. Wilson

                               Assistant General Counsel